UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2016

SENESTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(928) 779-4143

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2016, the board of directors (the “Board”) of SenesTech, Inc. (the “Company”), upon recommendation of the Company’s Compensation Committee, approved 2016 bonuses for Loretta P. Mayer Ph.D., the Company’s Chief Executive Officer, Cheryl A. Dyer Ph.D., the Company’s Chief Research Officer and Thomas C. Chesterman, the Company’s Chief Financial Officer. The specific amount of the bonuses were based upon the achievement of mutually agreed-upon performance objectives and other criteria determined by the Board in accordance with the Company’s respective employment agreements with each of Drs. Mayer and Dyer and Mr. Chesterman, as described in and filed as Exhibits 10.7, 10.8 and 10.9, respectively, to the Company’s Registration Statement on Form S-1 (Registration No. 333-213736) filed with the Commission on September 21, 2016.

The bonus details are as follows:

Loretta P. Mayer Ph.D., Chief Executive Officer:

•	Annual Bonus Target: 50% of base salary ($150,000)

•	Bonus earned: 50% of target earned, based on the results of a mid-year performance evaluation conducted by the Compensation Committee

•	Bonus payment details: 40% ($30,000) in cash and 60% ($45,000) in restricted stock units (RSUs). The number of RSUs shall equal to $45,000 divided by the closing market price of the common stock on the date of grant; 100% of which RSUs will be vested on the date of grant. The form of RSU agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Cheryl A. Dyer Ph.D., Chief Research Officer:

•	Annual Bonus Target: 35% of base salary ($87,500)

•	Bonus earned: 50% of target ($43,750) earned, based on the results of a mid-year performance evaluation conducted by the Compensation Committee

•	Bonus payment details: 40% ($17,500) in cash and 60% ($26,250) in RSUs. The number of RSUs shall equal to $26,250 divided by the closing market price of the common stock on the date of grant; 100% of which RSUs will be vested on the date of grant. The form of RSU agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Thomas C. Chesterman, Chief Financial Officer:

•	Annual Bonus Target: 80% of base salary ($200,000)

•	Bonus earned: 100% of target ($200,000) earned, based on the results of a performance evaluation conducted by the Compensation Committee

•	50% of bonus ($100,000) was already paid earlier in 2016

•	Bonus payment details: 15% ($15,000) in cash and 85% ($85,000) in RSUs. The number of RSUs shall equal to $85,000 divided by the closing market price of the common stock on the date of grant; 100% of which RSUs will be vested on the date of grant. The form of RSU agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On December 19, 2016, the Board adopted a non-employee director compensation program (the “Program”) for providing cash and equity compensation to its non-employee directors for their service on the Board and committees of the Board. The Program will be effective for the service of non-employee directors beginning January 1, 2017. The components of the Program are as follows:

Cash Compensation:	Amount
Annual general retainer for serving on the Board	$25,000
Incremental annual retainer for the Vice-Chair of the Board	$30,000
Incremental annual retainer for Chair of the Audit Committee	$20,000
Incremental annual retainer for directors also serving on the Audit Committee	$5,000
Incremental annual retainer for each Chair of the Compensation and Nominating and Corporate Governance Committees	$10,000
Incremental annual retainer for directors also serving on the Compensation and Nominating and Corporate Governance Committees	$2,500
Incremental fee for attendance at each meeting of the Audit, Compensation and Nominating and Corporate Governance Committees exceeding one hour	$250

Equity Compensation:	Grant details
Annual RSU grant for serving on the Board	A number of RSUs equal to $25,000 divided by the closing market price of the common stock on the date of grant; 100% of which RSUs will vest after one year of continuous service on the Board. The form of RSU agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.
Annual stock option grant for serving on the Board	Nonstatutory stock options to purchase 20,000 shares of common stock; exercise price equal to the closing market price of the common stock on the date of grant; 25% of which options will vest on the first day of each calendar quarter following the date of grant, so that 100% of the options will be fully vested on the one-year anniversary of the date of grant. The options will expire on the fifth anniversary of the date of grant. The options will be governed by the Company’s 2015 Equity Incentive Plan and form of stock option agreement filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-213736) filed with the Commission on September 21, 2016 and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESTECH, INC.

Dated: December 21, 2016	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer